UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

April 13, 2011
Date of Report (Date of earliest event reported)

Colonial Commercial Corp.
(Exact name of Registrant as Specified in Charter)

NEW YORK	1-6663	11-2037182
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

275 WAGARAW ROAD, HAWTHORNE, NEW JERSEY	07506
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code: 973-427-8224

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 13, 2011, Universal Supply Group, Inc. ("Universal"), the Company's wholly owned subsidiary, Goodman Company, L.P. ("Goodman") and certain affiliates of Goodman, amended and restated Schedule 1 to the Promissory Note dated March 24, 2010 by Universal to the order of Goodman and certain affiliates of Goodman in the original principal amount of $2,000,000 ("Promissory Note").

As initially executed on March 24, 2010, Schedule 1 provided for the full amortization of the principal of the Promissory Note by August 2012. Schedule 1, as amended and restated, provides that from April 2011 to February 2013 the principal of the Promissory Note is to be repaid on a five-year amortization schedule, with the balance of the Promissory Note to be repaid in March 2013.

The foregoing summary of the terms of Schedule 1 as amended and restated is qualified in its entirety by reference to Schedule 1, as Amended and Restated on April 13, 2011, a copy of which is attached hereto and incorporated into this Item 1.01 by reference.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information set forth in Item 1.01 is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description
10.01
Promissory Note dated March 24, 2010 by and among Goodman Company, L.P., Goodman Manufacturing Company, L.P. and Goodman Sales Company, and Universal Supply Group, Inc., incorporated herein by reference from Exhibit 10.02 to the Company’s Form 8-K filed on March 26, 2010 ("Promissory Note").

10.02	Amendment and Restatement dated April 13, 2011 of Schedule 1 to the Promissory Note, filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLONIAL COMMERCIAL CORP.
(Registrant)

Date: April 15, 2011	/s/ William Salek
William Salek
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
10.01
Promissory Note dated March 24, 2010 by and among Goodman Company, L.P., Goodman Manufacturing Company, L.P. and Goodman Sales Company, and Universal Supply Group, Inc., incorporated herein by reference from Exhibit 10.02 to the Company’s Form 8-K filed on March 26, 2010 ("Promissory Note").

10.02	Amendment and Restatement dated April 13, 2011 of Schedule 1 to the Promissory Note, filed herewith.